UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) July 12, 2007

Multiband Corporation
(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9449 Science Center Drive New Hope, Minnesota		55428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	763-504-3000

(Former name or former address, if changed since last report)

Item 7.01

Other Events and Regulation FD Disclosure.

On July 18, 2007, the Company released the attached press release related to its signing of a non-binding letter of intent with DirecTECH Holding Company, Inc. for a proposed merger. The press release also stated the Company’s board had authorized a reverse stock split of its common stock.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2007	Multiband Corporation

	By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer

Exhibit Index

99	Press Release